NEWSRELEASE

NASDAQ-GM — “TEAM”

FOR IMMEDIATE RELEASE, Tuesday, August 7, 2007

TechTeam Global Reports Second Quarter 2007 Financial Results

SOUTHFIELD, MICHIGAN, August 7, 2007…TechTeam Global, Inc. (the “Company”) (Nasdaq: TEAM), a worldwide provider of information technology, enterprise support and business process outsourcing services, today reported net income of $1.5 million, or $0.14 per diluted common share, for the three months ended June 30, 2007. The Company reported a net loss of $(75,000), or $(0.01) per diluted common share, for the three months ended June 30, 2006, which included expenses related to a shareholder complaint and proxy contest that reduced net earnings by $0.06 per share.

Second quarter highlights include the following:

•	Total revenue increased 28.6% from the second quarter of 2006 to $52.5 million from a combination of organic and inorganic growth.

•	IT Outsourcing Services revenue increased 19.4% from the second quarter of 2006, primarily due to growth from new customer contracts.

•
The Company’s subsidiary, TechTeam Government Solutions, completed the acquisition of NewVectors LLC (“NewVectors”) on May 31, 2007, which contributed to a 32.7% increase in Government Technology Services revenue from the second quarter of 2006.

•	Total Company gross margin improved to 25.9% from 23.3% for the second quarter of 2006.

“Second quarter results were solid as broad-based growth contributed to another quarter of record revenue for TechTeam,” said William C. (Chris) Brown, President and Chief Executive Officer. “I am pleased with our performance as we continue building a strong foundation for the company. We remain focused on the execution of our strategy and will continue to make sound investments that support our strategic objectives and our growth expectations. For example, during the second quarter, we announced the acquisition of NewVectors, a strategic investment that is already showing positive returns for our government business.”

Brown added, “Our financial metrics are moving in the right direction, and TechTeam remains well positioned to realize low double digit organic growth for 2007. We are also confident that we will continue to achieve modest improvements in gross margins and SG&A expense management over the year as well. While challenges remain, we are making solid progress toward achieving these goals that we laid out at the beginning of the year.”

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

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Total revenue increased 28.6% to $52.5 million for the second quarter of 2007, from $40.9 million for the same period in 2006, due to a combination of organic and inorganic growth. Excluding revenue contributed by acquisitions completed in 2007, total revenue increased 14.1% to $46.6 million for the second quarter of 2007. This organic year-over-year change in revenue is primarily attributable to growth in IT Outsourcing Services from new customer contracts in the Americas and Europe. In addition, the Company’s other business segments experienced approximately 8% organic revenue growth in aggregate over last year. Revenue for the second quarter of 2007 was favorably impacted by approximately $1.3 million due to the weakening of the U.S. dollar from the second quarter of 2006 relative to the European euro and other international currencies in which the Company conducts business.

Gross profit increased 43.2% to $13.6 million for the second quarter of 2007, from $9.5 million for the same period in 2006. The Company’s gross margin (gross profit expressed as a percentage of revenue) increased to 25.9% for the second quarter of 2007 from 23.3% for the same period in 2006. Consistent with the reported revenue growth, the Company experienced significant growth in gross profit from IT Outsourcing Services and, to a lesser extent, from the Company’s other business segments. All of the Company’s business segments achieved an increase in gross margin over the second quarter of 2006, which resulted from a combination of improved performance on various accounts and the accretive impact of acquisitions. Excluding gross profit contributed by acquisitions completed in 2007, second quarter gross profit increased 25.0% to $11.9 million and gross margin increased to 25.5%.

Selling, general and administrative (“SG&A”) expense increased to $11.2 million for the second quarter of 2007, or 21.4% of the Company’s total revenue, from $9.7 million, or 23.7% of revenue, for the same period in 2006. Excluding acquisitions completed in 2007, SG&A expense was $9.9 million, or 21.3% of revenue, for the second quarter of 2007. SG&A expense increased year-over-year due to investments the Company is making to support the Company’s growth, global expansion and enhancement of its value-added service capabilities. SG&A also increased as a result of the weakening of the U.S. dollar from the second quarter of 2006. Prior year SG&A expense includes professional fees totaling $851,000 related to a shareholder complaint, proxy contest and the related settlement agreement.

Operating income increased to $2.4 million, or 4.5% of revenue, for the second quarter of 2007, from an operating loss of $(166,000) for the same period in 2006. Operating income in 2006 included the aforementioned professional fees that, when excluded, would have resulted in operating income of $685,000, or 1.7% of revenue, in 2006. The improvement in operating income and operating margin is primarily the result of revenue growth and improvements in gross margin.

Other components of TechTeam’s second quarter 2007 performance include the following:

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Revenue from the Company’s commercial business increased 26.9% to $37.2 million, from $29.3 million for the same period in 2006. Revenue from the Company’s government business increased 32.7% to $15.3 million, from $11.5 million for the same period in 2006.

•
Within the commercial business, revenue from the Americas increased 6.6% to $16.5 million and revenue from Europe increased 49.8% to $20.7 million for the second quarter of 2007. Although revenue from Europe in 2007 was favorably impacted by the aforementioned weakening of the U.S. dollar by approximately $1.3 million relative to the second quarter of 2006, Europe continues to show strong growth in 2007 over 2006.

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

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•
For the second quarter of 2007, earnings before interest, taxes, depreciation and amortization expense (“EBITDA”) was $4.0 million, or 7.6% of revenue, compared with EBITDA of $991,000, or 2.4% of revenue, for the same period in 2006.

The Company believes EBITDA is an important “non-GAAP” measure of the Company’s financial performance. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments or capitalization and depreciation policies. The most closely related GAAP measure is operating income. Some financial analysts also use EBITDA to assist in the determination of a company’s possible market valuation. (See the table following the financial statements contained in this press release for a reconciliation of operating income to EBITDA.)

•	As of June 30, 2007, the Company had 10,593,477 common shares issued and outstanding.

Conference Call Information
TechTeam Global, Inc. will also host an investor teleconference to discuss its second quarter 2007 financial results at 4:30 p.m. EDT, today, Tuesday, August 7, 2007. To participate in the teleconference, including the question and answer session that will follow the results announcement and discussion, please call 800-299-0148. (Outside the United States, call +1-617-801-9711.) When prompted, enter the passcode: 88735449. To access a simultaneous Web cast of the teleconference, go to the TechTeam Global Web site at http://www.techteam.com/investors and click on the Web cast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately 6:30 p.m. EDT, Tuesday, August 7, 2007. This toll-free replay will be available until 11:59 p.m. EDT, Tuesday, August 21, 2007. To listen to the teleconference replay, call 888-286-8010. (Outside the United States, call +1-617-801-6888.) When prompted, enter the passcode: 42692894.

TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 1-800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

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Safe Harbor Statement

The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company’s core business, revenue and earnings performance going forward, management of overhead expenses, productivity and operating expenses. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the market’s acceptance of and demand for the Company’s offerings, competition, unforeseen expenses, the costs and risks associated with executing an offshore strategy, demands upon and consumption of the Company’s cash and cash equivalent resources or changes in the Company’s access to working capital, currency fluctuations, changes in the quantity of the Company’s common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company’s clients, economic factors specific to the U.S. Federal Government and automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company’s ability to consummate acquisitions, and the Company’s ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review all aspects of the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.

Financial Tables to Follow on the Next Page

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 •www.techteam.com

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Financial Data

TechTeam Global, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change
Revenue
IT Outsourcing Services	$25,298	$21,180	19.4%	$49,354	$41,083	20.1%
Government Technology Services	15,322	11,547	32.7%	26,680	23,548	13.3%
IT Consulting and Systems Integration	6,986	5,657	23.5%	13,834	11,838	16.9%
Other Services	4,938	2,485	98.7%	8,870	4,997	77.5%
Total Revenue	52,544	40,869	28.6%	98,738	81,466	21.2%
Cost of Revenue
IT Outsourcing Services	18,903	16,427	15.1%	36,895	31,412	17.5%
Asset impairment loss	—	—	—	—	580	—
Total IT Outsourcing Services	18,903	16,427	15.1%	36,895	31,992	15.3%
Government Technology Services	11,024	8,614	28.0%	19,415	17,274	12.4%
IT Consulting and Systems Integration	5,322	4,327	23.0%	10,659	8,865	20.2%
Other Services	3,685	1,995	84.7%	6,583	4,015	64.0%
Total Cost of Revenue	38,934	31,363	24.1%	73,552	62,146	18.4%
Gross Profit	13,610	9,506	43.2%	25,186	19,320	30.4%
Selling, general and administrative expense	11,233	9,672	16.1%	21,823	19,151	14.0%
Operating Income (Loss)	2,377	(166)	NM %	3,363	169	NM %
Net interest income (expense)	(7)	173		230	320
Foreign currency transaction gain (loss)	(26)	(106)		2	(98)
Income (Loss) before Income Taxes	2,344	(99)		3,595	391
Income tax provision (credit)	832	(24)		1,178	129
Net Income (Loss)	$1,512	$(75)		$2,417	$262
Diluted Earnings (Loss) per Common Share	$0.14	$(0.01)		$0.23	$0.03
Diluted weighted average common shares and common share equivalents	10,528	10,025		10,486	10,157

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 •www.techteam.com

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Condensed Consolidated Balance Sheet (unaudited)

(In thousands)

	June 30, 2007	December 31, 2006
Current Assets
Cash and cash equivalents	$20,883	$30,082
Accounts receivable, net	56,668	41,189
Prepaid expenses and other current assets	5,317	5,096
Total current assets	82,868	76,367
Property, Equipment and Software, Net	11,074	9,117
Goodwill and Other Intangible Assets, Net	73,891	31,703
Other Assets	486	743
Total Assets	$168,319	$117,930

Current Liabilities
Current portion of long-term debt	$6,684	$—
Accounts payable	14,251	8,350
Accrued payroll and related taxes	14,461	9,512
Accrued expenses and other current liabilities	10,820	8,334
Total current liabilities	46,216	26,196
Long-Term Liabilities
Long-term debt, less current portion	29,548	3,174
Deferred income taxes	1,225	1,690
Other long-term liabilities	705	562
Total long-term liabilities	31,478	5,426
Shareholders’ Equity
Preferred stock	—	—
Common stock	105	104
Additional paid-in capital	73,186	71,672
Retained earnings	14,512	12,095
Accumulated other comprehensive income	2,822	2,437
Total shareholders’ equity	90,625	86,308
Total Liabilities and Shareholders’ Equity	$168,319	$117,930

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 •www.techteam.com

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Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2007	2006
Operating Activities
Net income	$2,417	$262
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,980	2,482
Asset impairment loss	—	580
Other adjustments, primarily changes in working capital	(568)	(5,891)
Net operating cash flow from discontinued operations	—	66
Net cash provided by (used in) operating activities	4,829	(2,501)
Investing Activities
Purchase of property, equipment and software	(1,821)	(2,174)
Cash paid for acquisitions, net of cash acquired	(44,767)	(468)
Net cash used in investing activities	(46,588)	(2,642)
Financing Activities
Proceeds from issuance of long-term debt	35,000	—
Proceeds from issuance of common stock	597	1,927
Tax benefit from stock options	57	157
Payments on long-term debt	(3,212)	(3,877)
Net cash provided by (used in) financing activities	32,442	(1,793)
Effect of exchange rate changes on cash and cash equivalents	118	449
Decrease in cash and cash equivalents	(9,199)	(6,487)
Cash and cash equivalents at beginning of period	30,082	34,756
Cash and cash equivalents at end of period	$20,883	$28,269

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 •www.techteam.com

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Reconciliation of Operating Income (Loss) to EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Reconciliation of Operating Income (Loss) to EBITDA
Operating income (loss)	$2,377	$(166)	$3,363	$169
Depreciation and amortization	1,651	1,263	2,980	3,062
Foreign currency transaction gain (loss)	(26)	(106)	2	(98)
Earnings Before Interest, Taxes, Depreciation and Amortization	$4,002	$991	$6,345	$3,133

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Contacts: TechTeam Global, Inc. Marc J. Lichtman Vice President, Chief Financial Officer and Treasurer (248) 357-2866 marc.lichtman@techteam.com

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 •www.techteam.com